UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 6, 2006

Alliant Techsystems Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-10582	41-1672694
(State or other jurisdiction	(Commission	(I.R.S. Employer Identification
of incorporation)	File Number)	No.)

5050 Lincoln Drive		55436-1097
Edina, Minnesota		(Zip Code)
(Address of principal executive offices)

Registrant’s telephone number, including area code: (952) 351-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.  Regulation FD Disclosure.

On March 6, 2006, Alliant Techsystems Inc. (the Company) announced that it has priced an offering of $400 million aggregate principal amount of 6.750% Senior Subordinated Notes due 2016 (the Notes).  A copy of the Company’s press release is furnished herewith as Exhibit 99.1.

Item 8.01. Other Events.

On March 6, 2006, the Company entered into an Underwriting Agreement relating to the Notes with Banc of America Securities LLC. A copy of the Underwriting Agreement is filed herewith as Exhibit 1.1.

Item 9.01.  Financial Statements and Exhibits.

(c) Exhibits. The following exhibits are filed herewith:

Exhibit Number	Description
1.1	Underwriting Agreement dated March 6, 2006, between the Company and Banc of America Securities LLC.

99.1	Press Release dated March 6, 2006, announcing that the Company has priced an offering of $400 million aggregate principal amount of 6.750% Senior Subordinated Notes due 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLIANT TECHSYSTEMS INC.
Date: March 8, 2006	By:	/s/ KEITH D. ROSS
Keith D. Ross
Senior Vice President, General Counsel and Secretary